                                                                    EXHIBIT 10a1



                                               January 1, 2003

Mr. Norman H. Wesley
225 W. Westminster Road
Lake Forest, Illinois  60045

Dear Mr. Wesley:

         Reference is made to the agreement dated January 1, 1999, as amended, between Fortune Brands, Inc. (the "Company") and you covering the Company's obligation to make certain payments and provide certain benefits in the event of a termination of your employment following a change in control of the Company (the "Agreement"). In order to change the circumstances under which you may be terminated by the Company for cause without obtaining the benefits of this Agreement and to change certain references to terms used in the revised Fortune Brands Pension Plan, it is hereby agreed that the Agreement is amended as follows:

         1. The definition of cause in Section 1(b) is amended in its entirety as follows:

                  (b) Cause. You may be terminated for Cause if (i) you engage in specified misconduct and (ii) we comply with certain procedural requirements.

                           (i) Specified Misconduct. To be terminated for Cause,
                  you must either

                                  (A)  engage in act(s) of dishonesty
                                       constituting a felony; or

                                  (B)  willfully and continually fail
                                       substantially to perform your duties as
                                       an officer of the Company as those duties exist at the time of a change in control.

                                  You cannot be terminated for Cause, however, if your act(s) or failure

                                  (C) was done as a result of your bad judgment or negligence or your good faith belief that the act(s) or failure to act was not opposed to the interests of the Company;

                                  (D) meets the applicable standard of conduct for indemnification or reimbursement or payment of expenses under our By-laws, laws of the state of our incorporation or directors' and officers' liability insurance, as in effect at the time of the act(s) or failure to act; or

                                  (E) in the case of failure to perform duties only, results from your incapacity due to physical or mental illness.

                           (ii) Procedural Requirements. We may not terminate
                  you for Cause unless we comply with the following procedural requirements:

                                  (A)  Termination for Cause due to failure
                                       substantially to perform duties. Before
                                       we may terminate you for willfully and
                                       continually failing substantially to
                                       perform your duties as an officer of the Company, our Board of Directors must deliver a demand for substantial performance which specifically identifies the manner in which our Board believes that you have not substantially performed your duties and you must be given a reasonable time after such demand to perform your duties.

                                  (B) Any termination for Cause. Before we may terminate you for Cause

                                       (1)  our Board of Directors must hold a
                                            meeting for the purpose of
                                            determining whether you should be
                                            terminated for Cause;

                                       (2)  you must receive reasonable notice
                                            in advance of the Board meeting with
                                            an opportunity for you and your
                                            representative to be heard before
                                            the Board;

                                       (3)  three-quarters of our entire Board
                                            of Directors must affirmatively
                                            resolve in good faith to terminate
                                            you for Cause; and

                                       (4)  you must receive a copy of the Board
                                            resolution setting forth the
                                            particulars of the for Cause
                                            termination and a notice of
                                            termination.

         2. Section 2(d) is amended by changing references from "Actual Earnings" to "Compensation" and from "Retirement Plan for Employees and Former Employees of Fortune Brands, Inc." to "Fortune Brands Pension Plan".

         3. Section 2(e) is amended by changing "Defined Contribution Plan of Fortune Brands, Inc. and Participating Operating Companies" to "Fortune Brands Retirement Savings Plan".

         Except as amended hereby, all provisions of the Agreement remain in full force and effect.

                                             Sincerely,

                                             FORTUNE BRANDS, INC.


                                             By: /s/ Mark A. Roche
                                                ----------------------


Accepted this 3rd day of February, 2003.


       /s/ Norman H. Wesley
-------------------------------------
           Norman H. Wesley



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